UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 12, 2012

Commission File Number:  00025940

Glowpoint, Inc.
(Exact name of small business issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)
77-0312442
(IRS Employer Identification No.)

430 Mountain Avenue, Suite 301, Murray Hill, New Jersey 07974
(Address of principal executive offices)

973-855-3411
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 12, 2012, Glowpoint, Inc. (the "Company") entered into the Second Loan Modification Agreement (the "Amendment"), which amends its existing Loan and Security Agreement dated as of June 16, 2010 (as amended by the First Loan Modification Agreement dated as of April 28, 2011, the "Loan Agreement") between the Company and Silicon Valley Bank (the "Bank").

In connection with the Amendment, the parties agreed to extend the maturity date of the credit facility for two years until June 12, 2014. The Amendment also (a) modified the Company's trailing three-month EBITDA covenant to be $250,000 from May 30, 2012 through August 31, 2012 and $500,000 thereafter and (b) reduced the annual interest rate to the prime rate plus 1.25%.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which has been filed with this Current Report on Form 8-K as Exhibit 10.1, and the full text of the Loan Agreement, which was filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed on June 18, 2010 and Exhibit 10.1 to the Company's Current Report on Form 8-K filed on May 2, 2011.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glowpoint, Inc.

Date:   June 14, 2012
By:	/s/ Tolga Sakman

Name: Tolga Sakman
Title: Chief Financial Officer and Senior Vice President of Corporate Development and Strategy

Exhibit Index

Exhibit No.	Description
EX-10.1	Second Loan Modification Agreement dated as of June 12, 2012 between Glowpoint, Inc. and Silicon Valley Bank